Exhibit 5.1

330 North Wabash Avenue Suite 2800 Chicago, Illinois 60611 Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com

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April 2, 2024
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60063
Re:    Registration Statement on Form S-1 (Registration No. 333-275468)
To the addressee set forth above:
We have acted as special counsel to UL Solutions Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2023 (Registration No. 333-275468) (as amended, the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale by that certain selling stockholder of the Company named in the Registration Statement of 32,200,000 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company, including 4,200,000 shares which may be offered and sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock (the “Shares”). The term “Shares” shall include any additional shares of Class A Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

April 2, 2024 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (i) the Amended and Restated Certificate of Incorporation of the Company has been properly filed, and (ii) the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been sold by the selling stockholder in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely

/s/ Latham & Watkins LLP